SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2003

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

                               West Virginia              0-8467          55-0571723
         (State or other jurisdiction    (Commission             (IRS Employer
      of incorporation)         File Number)          Identification No.)

1 Bank Plaza, Wheeling, WV 26003
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

ITEM 5. Other Events
WesBanco, Inc. announced that Edward M. George, Vice Chairman of the Board of WesBanco, Inc. has been elected by the WesBanco Board of Directors as Chairman of the Board of WesBanco, Inc. A copy of the News Release containing the announcement is attached as Exhibit 99 to this report.

ITEM 7. Financial Statements and Exhibits
(c) Exhibits
99 - Press Release issued by WesBanco, Inc., dated October 16, 2003.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        WesBanco, Inc.
                         (Registrant)

October 16, 2003                /s/ Robert H. Young
Date                           Robert H. Young
Executive Vice President & Chief
Financial Officer